EXHIBIT 21
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SUBSIDIARIES

The following lists all significant subsidiaries and affiliates of A. O. Smith Corporation. Certain direct and indirect subsidiaries of A. O. Smith Corporation have been omitted because, considered in the aggregate as a single subsidiary, such subsidiaries would not constitute a significant subsidiary.

                                                           Jurisdiction in Which
Name of Subsidiary                                               Incorporated
------------------                                               ------------

AOS Holding Company Delaware
A. O. Smith International Corporation                            Delaware

A. O. Smith Export, Ltd.                                         Barbados

A. O. Smith Electrical Products Canada Limited                   Canada
A. O. Smith Enterprises Ltd.                                     Canada

A. O. Smith (China) Water Heater Co., Ltd.                       China
Harbin A. O. Smith Fiberglass Products Co. Ltd.                  China

A. O. Smith L'eau Chaude S.a.r.l.                                France

A. O. Smith Warmwasser-Systemtechnik GmbH                        Germany

A. O. Smith Electrical Products Limited Liability Company        Hungary

A. O. Smith Electric Motors (Ireland) Ltd.                       Ireland
A. O. Smith Holding (Ireland) Ltd.                               Ireland

IG-Mex, S.A. de C.V.                                             Mexico
Motores Electricos de Juarez, S.A. de C.V.                       Mexico
Motores Electricos de Monterrey, S.A. de C.V.                    Mexico
Productos de Agua, S.A. de C.V.                                  Mexico
Productos Electricos Aplicados, S.A. de C.V.                     Mexico

A. O. Smith Electrical Products B.V.                             The Netherlands
A. O. Smith Water Products Company B.V.                          The Netherlands

A. O. Smith Electrical Products (S.E.A) Pte Ltd                  Singapore

A. O. Smith Electrical Products Limited                          United Kingdom



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